Exhibit 10.3

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is entered into as of February 10, 2022, by and among Planet Fitness, Inc., a Delaware corporation (“Blocker Buyer”), Pla-Fit Holdings, LLC, a Delaware limited liability company (“Company Buyer” and together with Blocker Buyer, each a “Buyer” and collectively, “Buyers”) and the Persons set forth on Schedule I hereto (the “Holders” and each, a “Holder”). Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, Buyers, TSG7 A AIV III Holdings-A, L.P., a Delaware limited partnership (“Blocker Seller”), TSG7 A AIV III Holdings, L.P., a Delaware limited partnership (“Blocker”), Sunshine Fitness Growth Holdings, LLC, a Delaware limited liability company (the “Company”), and TSG7 A AIV III, L.P., in its capacity as the Sellers’ Representative and certain Sellers entered into an Equity Purchase Agreement, dated as of January 10, 2022 (the “Purchase Agreement”), pursuant to which Blocker Seller will sell to Blocker Buyer and Blocker Buyer will purchase from Blocker Seller, all of the issued and outstanding limited partnership interests of Blocker and Sellers will sell to Company Buyer and Company Buyer will purchase from Sellers, all of the Company Units (other than the Blocker-Held Units) (the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, the Blocker Seller will receive shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Blocker Buyer as part of the consideration of the Transaction; and

WHEREAS, pursuant to the Purchase Agreement, Sellers will receive membership interests of Company Buyer (the “Units”), together with corresponding shares of Class B common Stock, par value $0.0001 of Blocker Buyer (“Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”) as part of the consideration of the Transaction.

WHEREAS, in connection with the Transaction, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of the Units and Common Stock (collectively, the “Securities”).

NOW, THEREFORE, the Buyers and each Holder, severally and not jointly, each agree as follows:

1. Lock-Up Provisions. Each Holder agrees that such Holder will not, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (A) with respect to 50% of the Securities received by the Holder in the Transaction, the one (1) year anniversary of the date of the Closing; (B) with respect to 25% of the Securities received by the Holder in the Transaction, the earlier of (w) one Business Day after the Blocker Buyer has publicly furnished its earnings release under Item 2.02 of Form 8-K for the fiscal year ended December 31, 2021 or (x) the date the Blocker Buyer is obligated to file its annual report on Form 10-K for the fiscal year ended December 31, 2021 and (C) with respect to an additional 25% of the Securities received by the Holder in the Transaction, the earlier of (y) one Business Day after the Blocker Buyer has publicly furnished its earnings release under Item 2.02 of Form 8-K for the fiscal quarter ended March 31, 2022 or (z) the date the Blocker Buyer is obligated to file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise.

2. Permitted Transfers. The restrictions and obligations contemplated by Section 1 of this Agreement shall not apply to: (a) transfers of Securities or securities convertible into or exercisable or exchangeable for Securities (i) if the undersigned is an individual, (A) to an immediate family member or a trust formed for the benefit of an immediate family member or (B) by bona fide gift, will or intestacy, (ii) if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned, including investment funds or other entities under common direct or indirect control or management with the undersigned, or (B) any distribution or dividend to direct or indirect equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase Securities or the receipt of Securities upon the vesting of restricted stock awards, and any related transfer of Securities to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such Securities under such restricted stock awards (or the disposition to the Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan); provided that any Securities received upon the exercise of such options or the vesting of such restricted stock awards shall be subject to the restrictions and obligations contemplated by this Agreement; (c) transfers by the undersigned of securities acquired in the open market following the Closing Date; and (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that such plan does not provide for the transfer of Securities during the Lock-Up Period referred to above and no filing or other public announcement shall be required or shall be voluntarily made during such Lock-Up Period by the undersigned or the Company as a result of the establishment of any such plan; provided, that in the case of any transfer or distribution pursuant to clause (a), such transfer or distribution is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to the Buyers a lock-up letter in the form of Section 1 and 2 of this Agreement; and provided, further that in the case of any transfer or distribution pursuant to clause (a), (b) or (c) that no filing by the undersigned or, with respect to clause (a), any recipient of the shares transferred, in each case, under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, in each case during the Lock-Up Period referred to above. For purposes of this paragraph, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin.

3. Notwithstanding the foregoing, this Agreement shall not restrict the undersigned from entering into any option or contract to sell, any agreement containing an option to purchase, any contract to purchase, any voting agreement or granting of a proxy, or the transfer of Securities or any security convertible into or exercisable or exchangeable for Securities, in each case in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Securities involving a change of control of the Blocker Buyer, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Agreement, provided further that any Securities not transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this Agreement and provided further that any Securities transferred in connection with the tender offer, merger, consolidation or other such transaction shall remain subject to the restrictions contained in this Agreement.

4. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5. The Holder hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the Holder.

6. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing, executed by the Company and the Holders holding a majority of the shares then held by the Holders in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 6 shall be null and void, ab initio.

7. Except as set forth herein (including pursuant to a transfer permitted under Section 2 hereof), no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Holder and each of its respective successors, heirs and assigns and permitted transferees.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any joinder to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

10. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

BLOCKER BUYER:

PLANET FITNESS, INC.

By:

Name:	Christopher Rondeau
Title:	Chief Executive Officer

COMPANY BUYER:

PLA-FIT HOLDINGS, LLC

By:

Name:	Christopher Rondeau
Title:	Chief Executive Officer

HOLDER:

[•]

By:

Name:

Title:

[Signature Page to Lock-Up Agreement]